EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of MemberWorks Incorporated of our report dated July 28, 2003 except for Note 21, as to which the date is March 31, 2004, relating to the financial statements and financial statement schedule of MemberWorks Incorporated, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP

New York, New York
May 10, 2004